Exhibit 23(j)(ii)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      As the independent registered public accounting firm, we hereby consent to we hereby consent to the use of our report dated January 27, 2005 for The Core Fund, a series of WY Funds and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 1 under the Securities Act of 1933 and Pre-Effective Amendment No. 1 under the Investment Company Act of 1940 to WY Funds' Registration Statement on Form N-1A (File No. 333-120624), including the reference to our firm under the heading "Accountants" in the Statement of Additional Information of WY Funds.


/s/ Cohen McCurdy, Ltd
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Cohen McCurdy, Ltd.
Westlake, Ohio
January 27, 2005